UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2003

Health Management Associates, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11141	61-0963645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida	34108-2710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (239) 598-3131

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

On July 24, 2003, Health Management Associates, Inc. (the “Company”) issued a press release announcing that it had entered into a Purchase Agreement to sell $500,000,000 aggregate principal amount of 1.50% Convertible Senior Subordinated Notes due 2023 (the “Notes”). The Company also announced in the press release that the sale of the Notes is expected to close on or about July 29, 2003, that the Company has granted to the initial purchasers of the Notes a 13-day option to purchase up to an additional $75,000,000 aggregate principal amount of the Notes, and that the Company intends to use a portion of the net proceeds from the sale of the Notes to redeem all of the Company’s Convertible Senior Subordinated Debentures due 2020 and to use the remaining portion of the net proceeds for general corporate purposes.

A copy of the Company’s press release dated July 24, 2003 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated July 24, 2003 of Health Management Associates, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Management Associates, Inc.

Date: July 24, 2003	By:	/S/ ROBERT E. FARNHAM

Robert E. Farnham
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated July 24, 2003 of Health Management Associates, Inc.